Power of Attorney for
Securities and Exchange Commission
and Related Filings

Each of the undersigned trustees of Matthews International Funds d/b/a Matthews Asia Funds (the "Trust") hereby appoints each of John P. McGowan and Shai Malka, as officers of the Trust, his attorneys-in-fact and agents, in all capacities, to execute and to file any documents relating to the Registration Statements on Forms N-IA and N-14 under the Investment Company Act of 1940, as amended, and under the Securities Act of 1933, as amended, and under the laws of all states and other domestic and foreign jurisdictions, including any and all amendments thereto, covering the registration and the sale of shares by the Trust, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive orders, rulings or filings of proxy materials. Each of the undersigned grants to said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as the undersigned could do if personally present, thereby ratifying all that said attorneys-in fact and agents may lawfully do or cause to be done by virtue hereof.

Each of the undersigned hereby executes this Power of Attorney as of this 23rd day of February, 2010.

By:	/s/ Geoffrey H. Bobroff	By:	/s/ Rhoda Rossman
	Geoffrey H. Bobroff		Rhoda Rossman
	Chairman of the Board of Trustees		Trustee

By:	/s/ Richard K. Lyons	By:	/s/ Toshi Shibano
	Richard K. Lyons		Toshi Shibano
	Trustee		Trustee

By:	/s/ G. Paul Matthews	By:	/s/ Jonathan F. Zeschin
	G. Paul Matthews		Jonathan F. Zeschin
	Trustee		Trustee